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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-78295, No. 333-48154, No. 333-48156, No. 333-65130, No. 333-83818, and No.
333-99385 on Form S-8 of BUCA, Inc. and Subsidiaries of our report dated March 8, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for contributions received from trade vendors), appearing in the Annual Report on Form 10-K of BUCA, Inc. and Subsidiaries for the fiscal year ended December 28, 2003.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 11, 2004